                                                                   EXHIBIT 10.25


                                AMENDMENT NO. 1


     This Amendment No. 1 ("Amendment") amends the Agreement between Intel Corporation and Storm Primax, Inc. dated effective May 22, 1996 (the "Agreement").

     For good and valuable consideration, intending to be legally bound, the parties hereby agree to amend the Agreement as follows (all references being to the numbering in the Agreement). Except as specifically amended herein, the Agreement remains unchanged and in full force and effect:

     1.1  General Definitions.
          -------------------

          (a) "Intel Intellectual Property" means Intel's patents, copyrights and trade secrets represented or disclosed in the Intel Technical Information, in PhotoPhone, or in [*] and necessary for the manufacture, distribution and use of the Product.

          (f) "Product" means EasyPhoto, EasyPhoto [*], EasyPhoto Phone, EasyPhoto Phone [*], EasyPhoto Phone Trial, EasyPhoto [*], and EasyPhoto [*] software and collateral documentation to be developed pursuant to this Agreement and accepted by Intel as set forth in Exhibit "B", including all updates, enhancements, bug fixes, revisions, upgrades or new versions of the Product (but excludes customer-specified versions of the Product and new products, as designated by Storm).

          (i) "Easy Photo" means Storm's existing photo software application described in Exhibit "B" and all updates, enhancements and bug fixes, excluding updates, enhancements and bug fixes that include or are derived from PhotoPhone, [*], or Intel Intellectual Property or Intel Technical Information and excluding customer-specific versions of EasyPhoto and new products, as designated by Storm.

          (k) "Easy-Photo Phone" means that portion of the Product to be developed under this Agreement as described in Exhibit "B", excluding without limitation, EasyPhoto Phone Lite and Easy Photo Phone Trial.

          (n) "EasyPhoto [*]" means that portion of the Product that the parties may at some future time develop, but which they are not by this Agreement or Amendment No. 1 obligated to develop.

          (o) "EasyPhone [*]" means that portion of the Product to be developed under this Agreement as described in Exhibit "B" that consists of limited version of EasyPhoto, which the parties presently intend [*] [*].

          (p) "EasyPhoto [*]" means a limited version of EasyPhoto [*], which the parties presently intend to [*]. EasyPhoto [*] is intended as a technology demonstration only of what might be included in a future [*] type product in Phase 2 (as such is defined in Exhibit "B").


*[*] Confidential Treatment Requested--Omitted portions filed separately with the Securities and Exchange Commission.

          (q) "[*]" means [*] described in Exhibit "B" designed for communication over the Internet, and all updates, enhancements and bug fixes excluding updates, enhancements and bug fixes that include or are derived from EasyPhoto, Easy Photo Trial, EasyPhoto [*], EasyPhoto Phone [*], Storm Intellectual Property or Storm Technical Information.

     2.3  Ownership of Derivative Works
          -----------------------------

          Storm will own derivative works solely created by Storm or Storm's agents and independent contractors under this Agreement, excluding Intel Intellectual Property, PhotoPhone and [*]. [Remainder of paragraph remains the same].

     3.1  Licenses to Storm
          -----------------

          (a) Intel grants to Storm a [*] license, without the right to sublicense, under Intel Intellectual Property to use, copy, have copied and create derivative works, including translations, of PhotoPhone and [*] software in source form for incorporation into [*] versions of the Storm products. Pursuant to this Section 3.1(a), Storm may disclose PhotoPhone and [*] software in source form to third parties performing services for Storm that have agreed in writing to i) restrict their use of such software to performing services for Storm, and ii) not disclose such software to any third party.

     3.2  Licenses to Intel
          -----------------

          (a) Storm grants to Intel a [*] license under Storm Intellectual Property to use, copy, have copied, demo, sell, offer to sell, license, distribute otherwise dispose of [*] versions of the Product provided by Storm hereunder, in binary form only to Intel's PC OEM customers for redistribution with other Intel hardware or software products.

               In addition, Storm grants to Intel a [*] license under Storm Intellectual Property to use, copy, have copied, demo, sell, offer to sell, license, distribute or otherwise dispose of [*] versions of EasyPhoto Trial, EasyPhoto [*], EasyPhoto Phone [*] and EasyPhoto [*] in binary form only, [*].

               Storm also grants to Intel a [*] license under Storm Intellectual Property and trademark rights to use, copy, have copied, demo, and publicly display, on Intel's Internet web site relating to the Product, written and electronic materials and Storm trademarks, including, for example, corporate logos and screen capture bitmaps. Intel shall use reasonable efforts to ensure that Intel complies


*[*] Confidential Treatment Requested - Omitted portions filed separately with the Securities and Exchange Commission.

               with Storm's guidelines and style sheets for use of Storm trademarks. When Storm's trademarks are displayed by Intel on the Internet, Intel shall also use reasonable efforts to include an Internet link to Storm's Internet home page, if such a page is available. Before making the web site publicly available, Intel must obtain Storm's consent, which Storm agrees not to unreasonably withhold or delay.

          (c) The initial term of the license grant set forth in Section 3.2(a) above for the EasyPhoto [*], EasyPhoto Phone, EasyPhoto
               Phone [*], EasyPhoto [*], EasyPhoto [*], and
               EasyPhoto Net [*] portion of the Product shall be for five
               (5) years from the Effective Date. Thereafter, the term of such license grant shall be automatically extended for successive two
               (2) terms unless and until either party provides written notice of termination to the other no later than ninety (90) days prior to the expiration of any such two (2) year extension.

     6.   MAINTENANCE
          -----------

          The parties will share responsibilities to maintain and support the Product, as described in Exhibit "B". The parties will negotiate in good faith to agree on the support or maintenance obligations for EasyPhoto [*] if and when it becomes a commercial product."


AGREED:

INTEL CORPORATION                       STORM PRIMAX, INC.


/s/ D. Craig Kinnie                     /s/ Adriaan Ligtenberg
- -------------------                     ----------------------
Signature                               Signature


D. Craig Kinnie                         Adriaan Ligtenberg
- -------------------                     -----------------------
Printed Name                            Printed Name


Vice President                          V.P.
- -------------------                     -----------------------
Title                                   Title


7/22/96                                 7/24/96
- -------------------                     -----------------------
Date                                    Date



*[*] Confidential Treatment Requested - Omitted portions filed separately with the Securities and Exchange Commission.